Exhibit 10.22

                        AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

        THIS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated March 2, 1999, is entered into between SONIC AUTOMOTIVE, INC., a Delaware corporation ("Borrower"), whose address is 5401 East Independence Boulevard, P.O. Box 18747, Charlotte, North Carolina 28218, and FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), whose address is 6302 Fairview Road, Suite 500, Charlotte, North Carolina 28210.

        WHEREAS, pursuant to the terms of a certain Credit Agreement dated as of October 15, 1997, as amended by that certain Credit Agreement Amendment dated November 12, 1997, as amended by that certain Amended and Restated Credit Agreement dated as of December 15, 1997, as amended by that certain Letter Agreement dated July 28, 1998, as amended by that certain Letter Agreement dated September 21, 1998, as further amended by that certain Letter Agreement dated October 15, 1998 (collectively, the "Agreement") Lender extended to Borrower a revolving credit facility in an amount not to exceed $75,000,000.00 (the "Original Loan Facility"); and

        WHEREAS, the Original Loan Facility is evidenced by a certain Promissory Note dated as of October 15, 1997, made by Borrower to the order of Lender in the original principal amount of $26,000,000.00, as amended by that certain Amended and Restated Promissory Note dated December 15, 1997, made by Borrower to the order of Lender in the original principal amount of $75,000,000.00 (the "Original Note"); and

        WHEREAS, Borrower has requested that Lender amend certain provisions of the Original Loan Facility and increase in the principal balance of the Original Note to $100,000,000.00 to purchase dealership assets, pursuant to the terms of a certain Amended and Restated Promissory Note in the principal amount of $100,000,000.00 dated as of even date herewith and made by Borrower to the order of Lender (the "Amended Note" and with the Original Note collectively referred to as the "Note"); and

        WHEREAS, Lender is willing to amend and increase the Original Loan Facility if and only if (a) Borrower executes this Amendment and the Amended Note, (b) Sonic Automotive of Nevada, Inc., a Nevada corporation, Sonic Automotive of Georgia, Inc., a Georgia corporation, Sonic Automotive of Tennessee, Inc., a Tennessee corporation, and Sonic Peachtree Industrial Blvd., L.P., a Georgia limited partnership, each execute a guaranty guaranteeing the obligations of the Borrower and each Dealership Guarantor under the Original Loan Facility, as increased, and the Wholesale Lines and (c) Sonic of Texas, Inc., a Texas corporation, and each of the Dealership Guarantors execute a guaranty and reaffirmation of guaranty reaffirming their guaranty of the obligations of the Borrower and each other Dealership Guarantor under the Original Loan Facility, as increased and the Wholesale Lines;

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

        1. Incorporation by Reference and Defined Terms. The parties hereby incorporate the foregoing recitals in this Amendment as though fully set forth herein, agreeing that such

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recitals are material, true and correct. Except as modified herein, all capitalized terms shall have the meanings set forth in the Agreement and the Note.

        2. Loan Facility. The term "Loan Facility" shall mean the Original Loan Facility, as amended by this Amendment.

        3. Amendment of Agreement. The Agreement is hereby amended to provide as follows:

               (a) The definition of "Applicable Prime Rate" set forth in
Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "APPLICABLE COMMERCIAL PAPER RATE" means as of any Payment Date, the Commercial Paper Rate plus two and seventy-five hundredths percent (2.75%) per annum."

               (b) The definition of "Average Applicable Interest Rate" set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety.

               (c) The definition of "Commitment" set forth in Article I,
Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "COMMITMENT" means $100,000,000.00 minus the amount of any Decision Reserve, if any, in effect from time to time."

               (d) The definition of "Commitment Letter" set forth in Article I,
Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "COMMITMENT LETTER" means that certain Commitment Letter dated October 3, 1997 between the Borrower and the Lender, as amended by the Letter Agreement dated October 20, 1997, as further modified by the Commitment Letter dated December 17, 1998."

               (e) The definition of "Contribution Agreement" set forth in
Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "CONTRIBUTION AGREEMENT" means that certain Amended and Restated Contribution Agreement, dated as of October 20, 1997, as amended by the Second Amended and Restated Contribution Agreement, dated as of December 15, 1997, as amended by the Third Amended and Restated Contribution Agreement, dated as of March 24, 1998, as amended and restated by the Fourth Amended and Restated Contribution Agreement, dated as of December 1, 1998, as amended and restated by the Fifth Amended and Restated Contribution Agreement dated March 2, 1999, as such agreement may be further amended, restated or otherwise modified and in effect from

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        time to time."

               (f) The definition of "Current Liabilities" set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "CURRENT LIABILITIES" means, at a particular date, all amount which would, in conformity with Agreement Accounting Principles, be included under current liabilities on a balance sheet as at such date."

               (g) The definition of "Extension Notice" set forth in Article I,
Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety.

               (h) The definition of "Note" as set forth in Article I, Section
1.1 of the Agreement, entitled, Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "NOTE" means that Promissory Note dated October 15, 1997 duly executed by the Borrower and payable to the order of the Lender in the original principal amount of $26,000,000.00, as amended and restated by that certain Amended and Restated Promissory Note dated December 15, 1997 duly executed by the Borrower and payable to the order of Lender in the principal amount of $75,000,000.00, as further amended and restated by that certain Second Amended and Restated Promissory Note dated March 2, 1999 duly executed by the Borrower and payable to the order of lender in the original principal amount of $100,000,000.00, including any amendment, restatement, modification, renewal or replacement of such Note."

               (i) The definition of "Prime Rate" as set forth in Article I,
Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "COMMERCIAL PAPER RATE" means a fluctuating per annum rate of interest equal to the interest rate for commercial paper with a 30-day term, as specified under the column entitled "Week Ending" for "1-Month Finance Paper Placed Directly" as set forth in the Federal Reserve Statistical Release No. H.15 (519) issued by the Federal Reserve Board on the last Monday of a calendar month. In the event such Release is discontinued or modified to eliminate the reporting of a 30-day commercial paper rate, then Lender will substitute, in its sole discretion, a comparable report or release of the 30-day commercial paper rate published by a comparable source."

               (j) The definition of "Quarterly Payment Date" as set forth in
Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety.


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               (k) Subsection (E) of the definition of "Scaled Assets" as set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "(E) an amount equal to 80% of that portion of the Sonic Group's Inventory which constitutes used vehicles, less the amount of any outstanding Floor Plan Indebtedness of any member of the Sonic Group incurred in connection with such used vehicles, and"

               (l) The definition of "Scaled Assets Adjustment Amount" as set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety.

               (m) The definition of "Subsidiary Holding Companies" as set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "SUBSIDIARY HOLDING COMPANIES" means each of Sonic Automotive of Tennessee, Inc., a corporation organized under the laws of the State of Tennessee, Sonic Automotive of Nevada, Inc., a corporation organized under the laws of the State of Nevada, Sonic Automotive of Georgia, Inc., a corporation organized under the laws of the State of Georgia, and Sonic of Texas, Inc., a corporation organized under the laws of the State of Texas, in each case together with its successors and assigns.

               (n) The definition of "Subsidiary Holding Company Pledges" as set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "SUBSIDIARY HOLDING COMPANY PLEDGES" means each Pledge Agreement delivered by the Subsidiary Holding Companies to the Lender pursuant to which such Persons pledge their ownership interests of certain corporate, limited liability company and/or limited partnership Subsidiaries, as such agreements may be amended, restated or otherwise modified and in effect from time to time."

               (o) The definition of "Termination Date" as set forth in Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "TERMINATION DATE" means the earlier of (a) March 2, 2001 and (b) the date of termination of the Commitment pursuant to either of Section
        2.3 or Section 7.1 hereof."

               (p) The definition of "Total Adjusted Debt" as set forth in
Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms is hereby deleted in its entirety and the following shall be substituted therefor:

               "TOTAL ADJUSTED DEBT" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the amount of Total Debt less any Floor Plan Indebtedness, less the outstanding principal balance of the Subordinated Promissory Note, less the outstanding principal balance of the Debt Offering Notes, and less the amount of any Additional Subordinate Debt.

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               (q) The definition of "Additional Subordinated Debt" is hereby added to Article I, Section 1.1 of the Agreement, entitled Certain Defined Terms to state as follows:

               "ADDITIONAL SUBORDINATED DEBT" means indebtedness of the Borrower which (i) Lender has determined to be sufficiently subordinate to the payment of the Obligations, (ii) Lender has consented to in writing, and
        (iii) Lender has agreed to deduct from the calculation of Total Adjusted Debt (as defined herein)."

               (r) Section 2.4 of the Agreement entitled "Method of Borrowing" is hereby deleted in its entirety and the following shall be substituted therefor:

               "Method of Borrowing. The Borrower shall give the Lender irrevocable notice in substantially the form of Exhibit B hereto (a "Borrowing Notice") not later than 10:00 a.m. (Eastern Standard Time) on the Business Day preceding the Borrowing Date of each Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the use of proceeds of such Advance, and (iv) the account or accounts into which the Advances should be funded. Not later than 2:00 p.m. (Eastern Standard Time) on each Borrowing Date, the Lender shall make available its Advance, in funds immediately available to the Borrower at such account or accounts as shall have been notified to the Lender. Each Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date or repayment thereof at the Applicable Commercial Paper Rate, changing when and as the underlying Commercial Paper Rate changes, which such interest shall be payable in accordance with Section 2.9(B)."

               (s) Section 2.6 of the Agreement, entitled "Default Rate: Late Payment Fee" is hereby deleted in its entirety and the following shall be substituted therefor:

               "Default Rate: Late Payment Fee. After the occurrence and during the continuation of an Event of Default, at the option of the Lender, the interest rate(s) applicable to the Advances shall be equal to the Applicable Commercial Paper Rate plus three percent (3.0%) per annum. To the extent not in excess of the Maximum Rate and in accordance with applicable law, any amount not paid by the Borrower when due shall accrue interest at an additional five percent (5.0%) per annum above the rate applicable thereto until such amounts have been paid in full and shall be payable on demand by the Lender and at any rate no later than the next succeeding Payment Date."

               (t) Section 2.9 (B)(i) of the Agreement, entitled "Interest payable on Advances" is hereby deleted in its entirety and the following shall be substituted therefor:

               "Interest Payable on Advances. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity (whether by acceleration or otherwise). On each Payment Date from and after November 15, 1998 to maturity, the Borrower shall pay interest at the Applicable Commercial Paper Rate on each Advance outstanding on such date."


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               (u) Section 2.10 of the Agreement, entitled "Termination Date" is hereby deleted in its entirety and the following shall be substituted therefor:

               "Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations, but including all Floor Plan Indebtedness) shall have been fully and indefeasibly paid and satisfied and all financing arrangements between the Borrower and the Lender in connection with this Agreement shall have been terminated (other than with respect to Hedging Obligations), all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Lender shall be entitled to retain its security interest in and to all existing and future Collateral."

               (v) Section 5.4(B) of the Agreement, entitled "Total Adjusted Debt to Tangible Base Capital Ratio" is hereby deleted in its entirety and the following shall be substituted therefor:

               "Total Adjusted Debt to Tangible Base Capital Ratio. The Borrower shall not, any time, permit the ratio ("ADJUSTED TBC RATIO") of Total Adjusted Debt of the Sonic Group on a consolidated basis to Tangible Base Capital of the Sonic Group on a consolidated basis to be greater than 15:1."

        4. Warranties and Representations of Borrower. Borrower represents and warrants to Lender that Borrower is not in default under the Original Note, the Agreement or any other loan document delivered to lender in connection therewith, nor is there a circumstance which, upon the giving of notice or the passage of time or both, would constitute an default under any provision thereof. Borrower stipulates and declares to Lender that Borrower has no charge, claim, demand, plea or set-off upon, for or against the Original Note, the Agreement or any other loan documents delivered in connection therewith.

        5. Rights Granted Lender. All rights granted to Lender under this Amendment shall be in addition to any rights granted to Lender under the Note, the Agreement or any other loan document delivered in connection therewith.

        6. Amendment. The terms and conditions of the Agreement shall apply equally to the indebtedness evidenced by the Note, and the covenants of the Agreement, as amended by this Amendment shall remain in full force and effect until the Principal Balance of the Note and interest thereon is paid in full and all of the obligations of Borrower to Lender under the Agreement, as amended, and the Note are fully performed and observed. Except as otherwise amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect in accordance with the provisions thereof. The Loan Facility may be further renewed or extended only upon such terms and conditions and at such rate of interest as the parties hereby may agree upon in writing.

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        IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment under seal as of the date set forth above intending to be legally bound hereby.


Signed, sealed and delivered in the presence of:


                                                   FORD MOTOR CREDIT COMPANY,
                                                   a Delaware corporation


 /s/ Suzanne M. Thill                          By: /s/ R. K. Henderson    (SEAL)
----------------------                            ------------------------
                                               Name: R.K. Henderson

                                               Title: Branch Operations Manager



                                               SONIC AUTOMOTIVE, INC.,
                                               a Delaware corporation

/s/ Gates Grainger                             By:  /s/ B. Scott Smith    (SEAL)
--------------------                              ------------------------
                                               Name: B. Scott Smith

                                               Title: President







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